                                                           EXHIBIT 4.9

                                (Face of Note)                  CUSIP No:[]


           12% [Series A] [Series B] Senior Secured Notes due 2003

        No.                                                     $__________

                               RBX CORPORATION

        promises to pay to               or registered assigns,

        the principal sum of             Dollars on January 15, 2003.

        Interest Payment Dates:  January 15 and July 15

        Record Dates:  January 1 and July 1

                              Dated:

                              RBX CORPORATION

                              By:
                                 ------------------------------------------
                               Name: Frank H. Roland
                               Title: President and Chief Executive Officer

                              By:
                                 ------------------------------------------
                               Name: John C. Cantlin
                               Title: Chief Financial Officer

                              (SEAL)

        Certificate of Authentication:

        This is one of the [Global] Notes
        referred to in the within-mentioned Indenture:

        State Street Bank and Trust Company

        By:______________________________
               Authorized Signatory
        Dated:

                                (Back of Note)

           12% [Series A] [Series B] Senior Secured Notes due 2003

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] (1)

[THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE

-----------------------------
        (1) To be included only on Global Notes deposited with DTC as Depositary.

REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS
NOTE IN VIOLATION OF THE FOREGOING.]

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1. Interest. RBX Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 12% per annum from December 11, 1997 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 15, 1998. The Company shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy
Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as defined below) with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        4. Indenture. The Company issued the Notes under an Indenture dated as of December 11, 1997 ("Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb).
The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are secured obligations of the Company limited to $100,000,000 in aggregate principal amount.

        5.  Optional Redemption.

                The Company shall not have the option to redeem the Notes prior to July 15, 1999. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed prior to maturity and after the respective dates indicated below:

        DATE                                        PERCENTAGE
        ----                                        ----------
        July 15, 1999.................................  103.0%
        January 15, 2000..............................  104.5%
        January 15, 2001..............................  106.0%
        January 15, 2002..............................  107.5%

                Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

        6.  Mandatory Redemption.

        The Company shall not be required to make mandatory redemption payments with respect to the Notes.

        7.  Repurchase Offers.

                (a) Change of Control Offer. Upon the occurrence of a Change of Control, the Company shall offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

                (b) Asset Sale Offer. The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale in excess of $1,000,000 unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value, and in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to the Company (or the Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests sold or otherwise disposed of, (ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables), of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to, or pari passu with, the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets and
(y) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision, (iii) if such Asset Sale involves the disposition of Collateral, the Company or such Subsidiary has complied with Articles 10 and 11 of the Indenture, and (iv) the Company or the Subsidiaries, as the case may be, applies the Net Proceeds as provided in the following paragraph.

        Any such Net Proceeds shall be applied within 360 days of the related Asset Sale as follows:

                (i) to the extent that such Net Proceeds are derived from property or assets which do not constitute Primary Collateral or are not deemed (pursuant to the provisions described below) to constitute Primary Collateral Proceeds ("Non-Primary Collateral Proceeds"), such Non-Primary Collateral Proceeds may, at the option of the Company, be applied to repay Indebtedness outstanding under the New Credit Agreement; and

                (ii) with respect to any Net Proceeds derived from property or assets which constitute Primary Collateral ("Primary Collateral Proceeds") or derived from a transaction as a result of which a Subsidiary Guarantor is released from its Subsidiary Guarantee as provided in Section 12.04 and which (pursuant to the provisions described below) are deemed to be Primary Collateral Proceeds, and with respect to any Non-Primary Collateral Proceeds remaining after application as described in subparagraph (i) above (all such Primary Collateral Proceeds and amounts deemed to be Primary Collateral Proceeds, together with any such remaining Non-Primary Collateral Proceeds being hereinafter called, collectively, the "Available Amount"), such Available Amount shall, if the Company so elects, be applied (A) to the acquisition of another business or the acquisition of other long-term assets, in each case, in the same or a similar line of business as the Company or any of its Subsidiaries was engaged in on the date of the Indenture or any reasonable extensions or expansions thereof ("Replacement Assets"); provided, that any Replacement Assets acquired with any Primary Collateral Proceeds or amounts deemed to constitute Primary Collateral Proceeds (1) shall be owned by the Company or by the Subsidiary Guarantor that made the Asset Sale and shall not be subject to any Liens except Permitted Liens (and the Company or such Subsidiary Guarantor, as the case may be, shall execute and deliver to the Trustee such Collateral Documents or other instruments as shall be necessary to cause such Replacement Assets to become subject to a Lien in favor of the Trustee, for the benefit of the holders of the Notes, securing its obligations under the Notes or its Subsidiary Guarantee, as the case may be, and otherwise shall comply with the provisions of this Indenture applicable to After-Acquired Property), and (2) shall not include any New Credit Agreement Collateral or (B) to reimburse the Company or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of Net Insurance Proceeds received on account of such loss, damage or taking.

        Any portion of the Available Amount that is not used as described in subparagraphs (i) or (ii) above within such 360 day period shall constitute "Excess Proceeds" subject to disposition as provided below. When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds to make a similar repurchase offer to holders of Senior Subordinated Notes, and, to the
extent not accepted by such holders, for general corporate purposes.   Upon
completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

        10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

        11. Defaults and Remedies. Each of the following constitutes an Event of Default under the Indenture: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;
(ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Subsidiaries to comply Sections 4.07, 4.08, 4.09 or 4.10 of the Indenture; (iv) failure by the Company or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture, the Notes, the Subsidiary Guarantees or the Collateral Documents; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more; (vi) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $5,000,000, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) default by the Company or any Subsidiary in the performance of the Collateral Documents which adversely affects the enforceability or the validity of the Trustee's Lien in the Collateral or which adversely affects the condition or value of the Collateral in any material respect, repudiation or disaffirmation by the Company or any Subsidiary of its obligations under the Collateral Documents or the determination in a judicial proceeding that the Collateral Documents are unenforceable or invalid against the Company or any Subsidiary for any reason; (viii) except as permitted by the Indenture, any Subsidiary Guarantee will be held in any judicial proceeding to be unenforceable or invalid or will cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any person acting on behalf of any Subsidiary Guarantor, will deny or disaffirm its obligations under its Subsidiary Guarantee; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

        12. Ranking and Security. The Notes will rank pari passu with all Indebtedness of the Company that is not subordinated to the Notes, including borrowings under the New Credit Agreement. The Notes will rank senior to any Indebtedness of the Company that is subordinated to the Notes, including the Senior Subordinated Notes. The Notes will be unconditionally guaranteed on a senior secured basis by each of the Subsidiary Guarantors. The Subsidiary Guarantees will rank pari passu with all Indebtedness of the Subsidiaries Guarantors that is not subordinated to such Subsidiary Guarantees, including guarantees of borrowings under the New Credit Agreement. The Subsidiary Guarantees will rank senior to any Indebtedness of the Subsidiary Guarantors that is subordinated to such Subsidiary Guarantees, including the guarantees of the Senior

Subordinated Notes. The Notes will be secured by a first priority Lien on certain collateral that is owned or hereafter acquired by the Company, including by a pledge of the stock of each of the Subsidiary Guarantors, and each of the Subsidiary Guarantees will be secured by a first priority Lien on certain collateral that is owned or hereafter acquired by each of the Subsidiary Guarantors (collectively, the "Primary Collateral"). In addition, the Notes and the Subsidiary Guarantees will be secured by a second priority Lien on assets comprising the New Credit Agreement Collateral, which consists of substantially all of the accounts receivable and inventory of the Company and the Subsidiary Guarantors and the proceeds thereof, whether now owned or hereafter acquired (collectively, "Secondary Collateral" and, together with the Primary Collateral, the "Collateral").

        13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

        14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        17. Additional Rights of Holders of Transfer Restricted Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, among the Company, the Subsidiary Guarantors and the Initial Purchasers (the "Registration Rights Agreement").

        18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Collateral Documents and/or the Registration Rights Agreement. Requests may be made to:

                        RBX Corporation
                        5221 ValleyPark Drive
                        Roanoke, VA  24019
                        Attention:  Chief Financial Officer
                        Telephone No.:  (703) 561-6012

                             SUBSIDIARY GUARANTEE

                The Subsidiary Guarantors listed below (hereinafter referred to as the "Subsidiary Guarantors," which term includes any successors or assigns under the Indenture and any additional Subsidiary Guarantors), have irrevocably and unconditionally guaranteed the Guarantee Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the 12% Senior Secured Notes due 2003 (the "Notes") of RBX Corporation, a Delaware corporation (the "Company"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and Liquidated Damages and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article 12 of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee, the Indenture, the Registration Rights Agreement or the Collateral Documents.

                The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The obligations are secured by a pledge of the Primary Collateral and the Secondary Collateral pursuant to Articles 10 and 11 of the Indenture and the Collateral Documents.

                No stockholder, officer, director or incorporator, as such, past, present or future of each Subsidiary Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

                This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

                This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

                THE TERMS OF ARTICLE 12 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

                Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

        Dated as of                      GROENDYK MANUFACTURING
                    -----------              COMPANY, INC.



                                             By:
                                                -----------------------------
                                             Name:
                                             Title:

                                             (SEAL)
        Name:
        Title:


        Dated as of                      HOOVER-HANES CUSTOM MIXING CORP.
                    -----------



                                             By:
                                                -----------------------------
                                             Name:
                                             Title:

                                             (SEAL)
        Name:
        Title:

        Dated as of                     MIDWEST RUBBER CUSTOM MIXING CORP.
                   ----------



                                             By:
                                                -----------------------------
                                             Name:
                                             Title:

                                             (SEAL)
        Name:
        Title:


        Dated as of                     OLETEX INC.
                   ----------



                                             By:
                                                -----------------------------
                                             Name:
                                             Title:

                                             (SEAL)
        Name:
        Title:


        Dated as of                     RUBATEX CORPORATION
                   ----------



                                             By:
                                                -----------------------------
                                             Name:
                                             Title:

                                             (SEAL)
        Name:
        Title:

        Dated as of                     UNIVERSAL POLYMER & RUBBER INC.
                   ----------


                                             By:
                                                -----------------------------
                                             Name:
                                             Title:

                                             (SEAL)
        Name:
        Title:

        Dated as of                     UNIVERSAL RUBBER COMPANY
                   ----------



                                             By:
                                                -----------------------------
                                             Name:
                                             Title:

                                             (SEAL)
        Name:
        Title:


        Dated as of                     WALTEX CORPORATION
                   ----------



                                             By:
                                                -----------------------------
                                             Name:
                                             Title:

                                             (SEAL)
        Name:
        Title:

                               ASSIGNMENT FORM


 To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

-----------------------------------------------------------------------------
                (Insert assignee's soc. sec. or tax I.D. no.)

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
            (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

-----------------------------------------------------------------------------

Date:
     -------------------

     Your Signature:
                    ---------------------------------------------------------
                 (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                      OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.08 of the Indenture, check the box below:

[ ]             Section 4.07                       Section 4.08

        If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount you elect to have purchased: $___________


Date:                          Your Signature:
     -----------------                        -------------------------------
                               (Sign exactly as your name appears on the Note)

                               Tax Identification No.:
                                                      ----------------

Signature Guarantee.

          SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE/1/

        The following exchanges of a part of this Global Note for an interest in another Global Notes or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

    Date        Amount of       Amount of       Principal      Signature of
     of        decrease in     increase in    Amount of this    authorized
  Exchange      Principal       Principal      Global Note      officer of
                Amount of       Amount of       following     Trustee or Note
               this Global     this Global        such          Custodian
                  Note            Note          decrease
                                              (or increase)
------------- -------------- --------------- ---------------- ---------------



----------------------------
        /1/ This should be included only if the Note is issued in global form.